                                                                    EXHIBIT 23.3




                     CONSENT OF PRICEWATERHOUSECOOPERS LLP.

                                                                    EXHIBIT 23.3







                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Synetic, Inc. of our report dated February 5, 1999, except for the second paragraph of Note 13, the second paragraph of Note 14 and the first paragraph of Note 14, as to which the dates are March 2, 1999, March 15, 1999 and March 17, 1999, respectively, relating to the consolidated financial statements and financial statement schedule appearing in the Medical Manager Corporation Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


June 18, 1999